Exhibit 99.3

FDIC-Assisted Acquisition of Edinburg, Texas-Based First National Bank Investor Presentation | September 19, 2013

Disclaimer 2 FORWARD-LOOKING STATEMENTS This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance, or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, the Company does not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements about acquisitions, future financial and operating results, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “probable,” “projects,” “seeks,” “should,” “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the benefits from the First National Bank acquisition may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which we operate; (ii) changes in the default rate of loans; (iii) changes in the interest rate environment; (iv) cost and availability of capital; (v) changes in state and federal laws, regulations or policies, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (vi) participation in governmental programs; (vii) severe catastrophic events in our geographic area, and (viii) the application of purchase accounting, as well as the approval of new, or changes in, accounting policies and principles. For further discussion of such factors, see the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and other reports filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Transaction Structure and Loss Share 3 Structure • Hilltop Holdings Inc. (“HTH”), through its subsidiary PlainsCapital Bank, has entered into a whole bank purchase and assumption agreement with the FDIC to assume substantially all of the liabilities and purchase substantially all of the assets of Edinburg, TX-based First National Bank (“FNB”) • No FNB holding company assets or liabilities were purchased or assumed • Bid an asset discount of $260 million, representing 10% of purchased assets • Entered into loss share agreements with the FDIC • Assumed 100% of the deposits, as well as 51 branches located throughout Texas • No deposit premium was paid • Amounts presented are as of bid valuation date - April 19, 2013 Loss Share • All REO and substantially all loans are covered under loss share agreements • Consumer and deposit secured loans are not covered assets • 3 tranche loss share on covered assets • 80% of losses covered by FDIC up to $240 million (“tranche 1”) • 0% of losses covered by FDIC from $240 million up to $366 million (“tranche 2”) • 80% of losses covered by FDIC over $366 million and up to the total balance of covered assets (“tranche 3”) • 5 year and 10 year loss share coverage terms on commercial and single-family residential, respectively Source: FNB financial data as of April 19, 2013

Assets Purchased and Liabilities Assumed 4 Assets • Purchased approximately $2.6 billion of assets (after exclusion of certain assets), which includes • $1.6 billion in loans • $223 million in REO • Assets purchased at book value, except investments and bank premises, which were both acquired at fair market value • We excluded $267 million of loans and $11 million of REO • Also excluded from the transaction was $43 million of securities and FHLB stock Liabilities • $2.4 billion of liabilities assumed, which is compromised almost entirely of deposits • Excluded from the transaction was approximately $564 million of liabilities, largely $555 million of FHLB advances Source: FNB financial data as of April 19, 2013

5 Transaction Rationale Attractive Geographic Footprint • Acquired one of the few sizable banks in Texas that will meaningfully expand PlainsCapital Bank’s footprint, adding 51 branches • Expanded into Rio Grande Valley, Houston, Corpus Christi, Laredo and El Paso • FNB has top 10 deposit market rankings in McAllen, Harlingen, Corpus Christi, Laredo, Eagle Pass and Rio Grande City • PlainsCapital Bank now in all major Texas markets • Increased PlainsCapital Bank’s presence in San Antonio, Austin and DFW Positive Financial Transaction • Deployed excess capital and expected to be immediately accretive to earnings • No deposit premium acquisition • FDIC loss share coverage will provide credit risk mitigation • Added scale and synergies expected to be realized across combined platform • Hilltop Holdings and PlainsCapital Bank will remain well capitalized and do not need to raise additional capital Solid Platform for Growth • Ability to leverage PlainsCapital Bank’s strong brand and culture to grow and integrate FNB’s current franchise • Improves future diversification of Hilltop’s earnings • PlainsCapital Bank is now the 5th largest Texas headquartered bank by deposit market share • Will continue to utilize our disciplined approach in evaluating M&A opportunities that complement and provide both strategic and financial value to our platform Source: Deposit market share ranking based on SNL data as of June 30, 2012

First National Bank Profile 6 Overview • First National Bank is a $3.1 billion asset bank that was founded in 1934 and currently has approximately 716 employees • 9th largest bank headquartered in Texas by deposits • Core markets are cities located in the Rio Grande Valley • $2.3 billion in total deposits • $1.9 billion gross loan portfolio • CRE makes up approximately 44% of the loan portfolio and 88% of the total loan portfolio is real estate related • Operates a 100% owned retail branch network throughout major metropolitan areas of Texas • 51 full service branches, with operations in Rio Grande Valley, San Antonio, Corpus Christi, Laredo, Houston, Eagle Pass, El Paso, Dallas and Austin Pro Forma PlainsCapital Bank Branch Footprint Source: SNL, Call reports Note: All financial data on this page as of June 30, 2013 call report; FNB recently sold Woodlands branch in August 2013 (prior to acquisition by PlainsCapital Bank) Former FNB Branches PlainsCapital Bank Branches

7 Deposit Mix $0.2 $0.2 $0.2 $0.2 $0.2 $0.2 $0.2 $1.0 $0.8 $0.9 $0.9 $0.8 $0.7 $0.7 $0.8 $0.7 $1.5 $1.2 $1.3 $1.4 $1.4 $1.3 $1.3 $0.3 $0.3 $0.2 $0.2 $0.1 $3.2 $2.9 $2.9 $2.6 $2.5 $2.4 $2.3 $0.0 $1.0 $2.0 $3.0 $4.0 2008 2009 2010 2011 2012 Q1 2013 Q2 2013 ($bn) Transaction Accounts MMDA and Savings Retail Time Jumbo Time • Total deposits decreased from $3.2 billion in 2008 to $2.3 billion in Q2 2013 • Despite years of headwinds, FNB has managed to retain a relatively stable base of transaction, MMDA and savings deposits Sources: SNL, call reports Note: All financial data on this page from FNB call reports Jumbo CDs / Total Deposits 38.7% 43.6% 11.7% 10.2% 6.1% 6.2% 6.1%

8 Loan Portfolio $1.0 $1.1 $1.1 $1.0 $0.9 $0.9 $0.8 $0.8 $0.6 $0.6 $0.5 $0.3 $0.3 $0.3 $0.3 $0.4 $0.4 $0.4 $0.4 $0.4 $0.4 $0.2 $0.2 $0.1 $0.1 $0.1 $0.1 $0.1 $0.3 $0.3 $0.3 $0.2 $0.1 $0.1 $0.1 $0.2 $0.2 $0.1 $0.1 $0.1 $0.1 $0.1 $2.8 $2.7 $2.7 $2.4 $2.0 $1.9 $1.9 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 2008 2009 2010 2011 2012 Q1 2013 Q2 2013 ($bn) CRE C&D Single-Family Multi-Family C&I Other Real Estate Loans/Loans 81.0% 82.8% 84.0% 84.9% 87.6% 90.0% 87.9% • Total loans decreased from $2.8 billion in 2008 to $1.9 billion in Q2 2013 • Real estate related loans have steadily increased as a proportion of total loans from 81% in 2008 to 88% in Q2 2013 Sources: SNL, call reports Note: All financial data on this page from FNB call reports

First National Bank Branch Network 9 MSA Market Rank Branches Deposits ($000) Market Share (%) Percent of FNB Franchise (%) McAllen/Edinburg/Mission 5 18 867,799 9.28 32.73 Houston 34 6 400,775 0.27 15.12 DFW 41 1 384,877 0.22 14.52 Brownsville/Harlingen 5 8 328,964 7.91 12.41 Corpus Christi 9 4 148,400 3.05 5.60 San Antonio 20 4 131,670 0.53 4.97 Austin 27 3 130,017 0.47 4.90 Laredo 6 3 98,065 1.68 3.70 El Paso 11 2 71,680 1.09 2.70 Eagle Pass 3 1 68,728 10.24 2.59 Rio Grande City 6 1 20,204 4.38 0.76 FNB Deposit Market Share1 FNB Branch Photos Source: SNL, call reports, Company photos Note: (1) Deposits/market share from SNL as of June 30, 2012; pro forma for recent sale of Woodlands branch in August 2013 (prior to acquisition by PlainsCapital Bank)

Texas Market Share Summary – June 30, 2012

$ in millions

		Dallas		Houston		San Antonio		Austin		Texas	
No.[1]	Bank[2]	Deposits	Mkt Share	Deposits	Mkt Share	Deposits	Mkt Share	Deposits	Mkt Share	Deposits	Mkt Share
1.	JPMorgan Chase & Co. (NY)	$ 38,364	21.8%	$ 56,446	37.8%	$ 1,553	6.3%	$ 4,442	16.2%	$ 106,289	20.6%
2.	Bank of America Corp. (NC)	53,591	30.5%	12,218	8.2%	3,463	14.0%	4,371	16.0%	79,784	15.5%
3.	Wells Fargo & Co. (CA)	15,854	9.0%	18,256	12.2%	3,430	13.9%	6,070	22.2%	56,269	10.9%
4.	BBVA	6,899	3.9%	9,968	6.7%	1,211	4.9%	1,680	6.1%	28,035	5.4%
5.	Cullen/Frost Bankers Inc. (TX)	4,479	2.5%	3,069	2.1%	6,395	25.9%	1,906	7.0%	18,451	3.6%
6.	Prosperity Bancshares Inc. (TX)	1,189	0.7%	3,559	2.4%	278	1.1%	746	2.7%	13,219	2.6%
7.	Capital One Financial Corp. (VA)	2,035	1.2%	3,690	2.5%	256	1.0%	989	3.6%	9,972	1.9%
8.	Comerica Inc. (TX)	4,713	2.7%	3,591	2.4%	213	0.9%	784	2.9%	9,563	1.9%
9.	Zions Bancorp. (UT)	562	0.3%	8,616	5.8%	221	0.9%	–	–	9,424	1.8%
10.	International Bancshares Corp. (TX)	–	–	507	0.3%	745	3.0%	167	0.6%	6,921	1.3%
	HTH + FNB	**2,532**	**1.4%**	**401**	**0.3%**	**216**	**0.9%**	**552**	**2.0%**	**6,615**	**1.3%**
11.	Texas Capital Bancshares Inc. (TX)	4,527	2.6%	1,039	0.7%	338	1.4%	361	1.3%	6,264	1.2%
12.	BOK Financial Corp. (OK)	2,804	1.6%	1,686	1.1%	–	–	–	–	4,604	0.9%
13.	Citigroup Inc. (NY)	1,180	0.7%	813	0.5%	104	0.4%	362	1.3%	4,177	0.8%
14.	Regions Financial Corp. (AL)	1,125	0.6%	1,476	1.0%	–	–	377	1.4%	3,985	0.8%
15.	**Hilltop Holdings Inc. (TX)**	**2,147**	**1.2%**	**–**	**–**	**84**	**0.3%**	**422**	**1.5%**	**3,963**	**0.8%**
16.	First Financial Bankshares (TX)	898	0.5%	–	–	–	–	–	–	3,875	0.8%
17.	Woodforest Financial Grp Inc. (TX)	111	0.1%	2,549	1.7%	31	0.1%	27	0.1%	2,814	0.5%
18.	**First National Bank (TX)**	**385**	**0.2%**	**401**	**0.3%**	**132**	**0.5%**	**130**	**0.5%**	**2,651**	**0.5%**
19.	Amarillo National Bancorp Inc. (TX)	–	–	–	–	–	–	–	–	2,490	0.5%
20.	Southside Bancshares Inc. (TX)	149	0.1%	–	–	–	–	0	0.0%	2,398	0.5%
	Other	32,211	18.3%	21,193	14.2%	5,981	24.3%	4,003	14.6%	134,258	26.0%
	Total	$ 175,755	100.0%	$ 149,478	100.0%	$ 24,651	100.0%	$ 27,388	100.0%	$ 516,021	100.0%

Source: SNL, call reports

Notes: Deposits/market share from SNL as of June 30, 2012

(1) Ranked by deposit market share in all of Texas

(2) Top 20 largest banks in Texas by deposit market share

10

Hilltop Holdings

Conclusion 11 • Acquisition allows Hilltop to materially expand PlainsCapital Bank’s platform throughout Texas with well structured transaction • No deposit premium acquisition with conservative asset discount • Substantial FDIC loss share protection via 3-tranche structure provides attractive credit risk mitigation • Expected to be immediately accretive to earnings • Strategic expansion in both current and new markets • Entry into attractive new markets including Rio Grande Valley, Houston, Corpus Christi, Laredo and El Paso, among others • Builds presence in Austin, San Antonio and DFW • Meaningful growth for Hilltop Holdings, with pro forma assets in excess of $9 billion • Hilltop maintains its ability to make future acquisitions • Will continue to look for acquisitions that complement existing PlainsCapital Bank franchise

Investor Contact 12 For questions and inquiries, please contact: Isabell Novakov Investor Relations 214-252-4029 inovakov@plainscapital.com